Exhibit 10.1

BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT (hereinafter referred to as this “Agreement”) is executed to be effective as of March 24, 2022, by and between ZIONS BANCORPORATION, N.A. dba VECTRA BANK COLORADO, its successors and assigns (“Lender”), and PARAGON 28, INC., a Delaware corporation (the “Borrower”).

Recitals

A. Lender has agreed to make a term loan (the “Loan”) to Borrower in the principal amount of Sixteen Million and No/100 dollars ($16,000,000.00).

B. Borrower is executing a promissory note (the “Note”) payable to Lender evidencing the Loan. The Note is secured by, inter alia, the Deed of Trust (as herein defined) encumbering that certain parcel of real property located in Douglas County, Colorado, which is legally described on Exhibit A, and certain other property.

C. Lender is willing to make the Loan to Borrower as set forth above, all upon the terms, covenants, and conditions as set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, Borrower and Lender agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. The following terms shall have the meanings indicated whenever used herein:

“Accounts” means “accounts” as defined in Article 9 of the UCC.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition (including through licensing) of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger or consolidation with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) any merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower from time to time concerning or relating to bribery or corruption.

“Asset Disposition” means any sale, transfer, assignment or other disposition (including by merger, allocation of assets (including allocation of assets to any series of a limited liability company), division, consolidation or amalgamation, but excluding leases, subleases, licenses or sublicenses of, or dispositions resulting from any casualty or other damage to, any property or asset) by Borrower thereof of any asset of Borrower.

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“Assignment of Leases and Rents” means that certain Assignment of Leases and Rents entered into by Borrower to the benefit of Lender as of the date hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower Unrestricted Cash” means, as of any date of determination, unrestricted cash and Cash Equivalents of Borrower that (a) is held in the name of Borrower in a Deposit Account or Securities Account maintained with Lender, (b) are not subject to any Lien (other than Permitted Liens), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction as of the applicable date of determination.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Denver are authorized or required by law to remain closed; provided, however, that in the case of a Business Day which relates to the determination of Term SOFR (as defined in the Note), the term “Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system except a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease” means any lease of any property by a Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

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“Change in Control” means the acquisition of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the equity holders of the Borrower on the Closing Date and the Affiliates thereof, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower; provided that to the extent that Borrower is a Person whose Equity Interests are publicly traded on a national securities exchange or “Over the Counter” market, any transfers of such publicly traded shares shall not constitute (or result in) a Change in Control.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (a) the Trust Estate and (b) the leases in respect of the Real Property and such other property related thereto and described in Section 1 of the Assignment of Leases and Rents, in each case, to the extent pledged as security for the Loan and other Obligations under the Security Documents, and in any event excluding any Excluded Property.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer of Borrower, appropriately completed and substantially in the form of Exhibit B hereto.

“Consolidated EBITDA” has the meaning provided in the Compliance Certificate.

“Completion” means that (a) the Improvements are substantially completed in accordance with the Plans, as approved by Lender, paid for in full, free of all mechanics’, labor, materialmen’s and other similar lien claims, and substantial completion has been approved by the General Contractor; and (b) Lender has received acceptable evidence that all requirements of Governmental Authorities and all private restrictions and covenants relating to such Improvements have been complied with or satisfied and that all required certificates of occupancy have been issued (if applicable).

“Completion Date” means the date that is twelve (12) months from the Closing Date (as such date may be extended by Lender in writing in its reasonable discretion).

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Indebtedness of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Hedging Transaction, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Service” means, for any period, an amount equal to the sum of all scheduled interest and principal payments paid in cash for such period (including that portion attributable to Capital Leases in accordance with GAAP), on account of long-term Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding (a) revolving loans incurred under the MidCap Revolving Credit Agreement and (b) net payments (less net credits) under Hedging Transactions to the extent such net payments are allocable to such period in accordance with GAAP, whether or not paid in cash during such period), and calculated net of interest income of Borrower and its Subsidiaries received in cash.

“Deed of Trust” means the Deed of Trust and Fixture Filing (With Assignment of Leases and Rents and Security Agreement) dated as of even date herewith, encumbering the Trust Estate, and securing Borrower’s repayment of the Loan and all other Obligations to Lender under the Loan Documents; provided, however, that in no event shall the Deed of Trust grant (or require the granting of) any Lien on any Excluded Property.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of Borrower.

“Distribution” means as to any Person (a) any dividend or other distribution or payment (whether in cash, securities or other property) on, or in respect of, any Equity Interest in such Person (except those payable solely in its Equity Interests), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Equity Interests in such Person or any claim respecting the purchase or sale of any Equity Interest in such Person, or (ii) any option, warrant or other right to acquire any Equity Interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an Equity Interest in a Borrower or a Subsidiary of a Borrower (other than (i) payments of salaries to individuals, (ii) directors fees, and (iii) advances and reimbursements to employees or directors, all in the ordinary course of business), an Affiliate of Borrower or an Affiliate of any Subsidiary of Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of Borrower, or (e) repayments of or debt service on loans or other indebtedness (other than conversion to Equity Interests) held by an Affiliate of Borrower (other than any Subsidiary) unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.

“Environmental Agreement” means the Environmental Indemnity Agreement dated as of even date herewith, from Borrower for the benefit of Lender.

“Equipment” means “equipment” as defined in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Events of Default” means certain events and conditions more fully described in Article VII.

“Excluded Property” means, collectively:

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(a)
any lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement to which Borrower is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of Borrower therein, (y) result in a breach or termination pursuant to the terms of, or default under, any such lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement or (z) the violation of any applicable Law, in each case; provided that (i) any such limitation described in this clause (a) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition contained therein or in any applicable Law, to the extent sufficient to permit any such property or asset to become Collateral hereunder, a security interest in such property or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder (unless such property or asset would independently constitute Excluded Property);
(b)
any governmental licenses or state or local franchises, charters and authorizations;
(c)
any asset which is subject to a purchase money Lien or Capital Lease permitted hereunder to the extent the granting of a security interest in such asset is prohibited pursuant to the terms of the contract governing such purchase money Lien or Capital Lease;
(d)
any Equity Interests;
(e)
any Intellectual Property;
(f)
any Deposit Accounts or Security Accounts; and
(g)
any property or assets other than the Collateral;

provided that all rights to payment of money due or to become due pursuant to, and all products and proceeds (and rights to the proceeds) from the sale of, any Excluded Property referred to in clause (a) above shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property).

“Financial Statements” means any and all balance sheets and related statements of operations and cash flows delivered to Lender pursuant to Section 5.7 of this Agreement.

“Financing Statement” means each UCC Financing Statement evidencing the security interest granted by the Deed of Trust in the Collateral.

“Fixed Charge Coverage Ratio” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Distributions made in cash in such period (other than Distributions between Borrower and any Subsidiary), to (b) Debt Service for such period.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

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“General Contractor” means Project Vision and Boots.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning..

“Hedging Transaction” means and includes any transaction now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, including without limitation the interest rate hedging transactions entered into pursuant to the Hedging Transaction Documents.

“Hedging Transaction Documents” mean and include all ISDA Master Agreements and Schedules thereto between Borrower and Lender, and all Confirmations (as such term is defined in such ISDA Master Agreement) between Borrower and Lender executed in connection with any Hedging Transactions entered into between Borrower and Lender now or in the future, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for any of the foregoing.

“Improvements” means the improvements described in the Plans, which are to be placed or constructed upon the Real Property, and all other improvements that will be constructed upon the Real Property in accordance with the Plans or otherwise as expressly permitted hereunder or approved in writing by Lender.

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“Indebtedness” of Borrower means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the ordinary course of business, (d) all Capital Leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts entered into in connection with an Acquisition or any other material commercial or licensing transaction (provided that the amount of such indebtedness shall be deemed to be the amount that is required as of such date to be reflected as a liability on the balance sheet of such Person in accordance with GAAP), (i) all Indebtedness of others Guaranteed by such Person, and (j) off balance sheet liabilities of such Person. Without duplication of any of the foregoing, Debt of Borrowers shall include the Loans.

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, rights of use of any name, domain names, or any other similar rights, to the extent permitted by applicable law, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any other Person, including the establishment or creation of a Subsidiary, (b) to make or otherwise consummate any Acquisition, or (c) make, purchase or hold any advance, loan, extension of credit or capital contribution to or in, or any other investment in, any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Land” means those certain parcels of real property legally described on Exhibit A hereto.

“Lien” means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien of any kind.

“Loan Documents” means this Agreement, the Note, the Security Documents, the Environmental Agreement, all Hedging Transaction Documents, and all other documents, instruments or agreements evidencing, governing, or securing the Loan or other Obligations; provided, however, that in no event shall any Loan Document grant (or require the granting of) any Lien on any Excluded Property.

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“Loan Expenses” means all expenses, charges, costs and fees of Lender referred to or required by the terms of this Agreement, including but not limited to all recording, filing, and registration fees; document preparation fees; title insurance charges and premiums; reasonable attorneys’ fees and disbursements of Lender’s attorneys and their staff; copying expenses; loan and commitment fees; reasonable costs of consultants retained by Lender in connection with administering this Agreement; costs of surveys; fees of any engineer and other professionals retained by Lender in connection with this Agreement; costs of determining flood plain status; costs of all environmental audits; appraisal fees; and actual out-of-pocket expenses incurred by Lender in administering this Agreement.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations, business or properties of Borrower and its Subsidiaries (taken as a whole), (b) the ability of Borrower to perform its obligations (taken as a whole) under the Loan Documents (taken as a whole) to which it is a party, (c)Lender’s Liens on the Collateral granted pursuant to the Loan Documents or the priority of such Liens, in each case, except solely as a result of any action or inaction of Lender (provided that such action or inaction is not caused by Borrower’s failure to comply with the terms of the Loan Documents), or (d) the rights and remedies of Lender under the Loan Documents (taken as a whole) or the ability of Lender to enforce the Obligations or realize upon the Collateral.

“Material Intangible Assets” means all of (a) Intellectual Property owned by Borrower or its Subsidiaries and (b) in-bound license or sublicense agreements or other agreements with respect to rights in Intellectual Property not owned by Borrower or a Subsidiary thereof (other than over-the- counter software, software that is commercially available to the public, open source licenses and enabling licenses in the ordinary course of business), in each case, that are material to the financial condition, business or operations of Borrower and its Subsidiaries (taken as a whole) as determined by Lender in its reasonable discretion.

“MidCap” means the MidCap Revolving Agent and/or the MidCap Term Agent, individually and collectively, as applicable.

“MidCap Credit Agreements” means, collectively, the MidCap Revolving Credit Agreement and the MidCap Term Credit Agreement.

“MidCap Financing Documents” means, collectively, (a) the “Financing Documents” (as defined in the MidCap Revolving Credit Agreement) and (b) the “Financing Documents” (as defined in the MidCap Term Credit Agreement).

“MidCap Revolving Agent” means MidCap Funding IV Trust a Delaware statutory trust, in its capacity as Agent under (and as defined in) the Midcap Revolving Credit Agreement (and its successors and assigns in such capacity).

“MidCap Revolving Credit Agreement” means that certain Credit and Security Agreement (Revolving Loan), dated as of May 6, 2021, by and among Borrower, the other borrowers party thereto, the MidCap Revolving Agent, and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time).

“MidCap Term Agent” means MidCap Financial Trust, a Delaware statutory trust, in its capacity as Agent under (and as defined in) the Midcap Term Credit Agreement (and its successors and assigns in such capacity).

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“MidCap Term Credit Agreement” means that certain Credit and Security Agreement (Term Loan), dated as of May 6, 2021, by and among Borrower, the other borrowers party thereto, the MidCap Term Agent, and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented, refinanced, or otherwise modified from time to time).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of Borrower to Lender or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including, without limitation, amounts owing to Lender or its Affiliates pursuant to Hedging Transactions under the Hedging Transaction Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“ordinary course of business” means, in respect of any transaction involving Borrower or any Subsidiary, the ordinary course of Borrower’s or Subsidiary’s business and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Other Loan Documents” has the meaning set forth in Section 2.6.

“Permitted Acquisition” means any Acquisition by Borrower; provided that, so long as the MidCap Credit Agreements have not been terminated or repaid (including pursuant to a refinancing or restructuring thereof), such Acquisition is not prohibited under the MidCap Credit Agreements. In the event that the MidCap Credit Agreements are terminated or repaid (including pursuant to a refinancing or restructuring thereof), all restrictions related to Acquisitions will cease and “Permitted Acquisition” shall mean any Acquisition by Borrower.

“Permitted Asset Dispositions” means the following Asset Dispositions:

(a)
dispositions of inventory to third parties in the ordinary course of business and not pursuant to any bulk sales unless such bulk sales are undertaken in the ordinary course of business;
(b)
dispositions of furniture, fixtures and equipment in the ordinary course of business that Borrower determines in good faith is obsolete, unmerchantable, or otherwise unsalable or no longer used or useful in the business of Borrower and its Subsidiaries;
(c)
expiration, forfeiture, invalidation, cancellation, abandonment or lapse of Intellectual Property (other than Material Intangible Assets) that is, in the reasonable good faith judgment of Borrower, no longer useful in the conduct of the business of Borrower or its Subsidiaries;
(d)
the use of cash and Cash Equivalents to make Permitted Investments;

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(e)
(i) Asset Dispositions by any Subsidiary of Borrower to Borrower, and (ii) Asset Dispositions comprised of inventory transfers made from Borrower to its Subsidiaries at the point of sale by such Subsidiary to a third party end-user, in each case, to the extent made in the ordinary course of business;
(f)
sales, forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due Accounts in connection with the settlement of delinquent Accounts or in connection with the bankruptcy or reorganization of suppliers or customers in accordance with the applicable terms of this Agreement;
(g)
to the extent constituting an Asset Disposition, the granting of Permitted Liens;
(h)
dispositions consisting of the use or payment of cash or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(i)
dispositions approved by Lender (in its reasonable discretion) in writing;
(j)
dispositions of tangible personal property (and not, for the avoidance of doubt, any Intellectual Property or other general intangibles) so long as (i) the assets subject to such Asset Dispositions are sold for fair value, as determined by Borrower in good faith, (ii) at least 75% of the consideration therefor is cash or Cash Equivalents, (iii) the aggregate amount of such Asset Dispositions in any twelve (12) month period does not exceed $2,000,000, and (iv) no Event of Default has occurred and is continuing or would result from the making of such disposition; and
(k)
other dispositions not otherwise prohibited under the MidCap Credit Agreements.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from Borrowers or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the Borrower or the applicable Subsidiary; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrower’s and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower or its Subsidiaries; and (d) upon a final determination of such contest, Borrower and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means:

(a)
Contingent Obligations arising under the Loan Documents or the MidCap Financing Documents;
(b)
Contingent Obligations resulting from endorsements for collection or deposit in the ordinary course of business;

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(c)
Contingent Obligations outstanding on the Closing Date and set forth on Schedule 6.11 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms);
(d)
Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $1,000,000 in the aggregate at any time outstanding;
(e)
Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to mortgagee title insurance policies;
(f)
Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under this Agreement, or in connection with any other commercial agreement entered into by a Borrower in the ordinary course of business;
(g)
so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Hedging Transaction permitted under Section 6.15;
(h)
Contingent Obligations existing or arising in connection with any letter of credit for the primary purpose of securing a lease of real property in the ordinary course of business, provided that the aggregate amount of all such letter of credit reimbursement obligations does not at any time exceed $2,500,000 outstanding;
(i)
Contingent Obligations that constitute Permitted Investments or Permitted Debt;
(j)
Contingent Obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;
(k)
other Contingent Obligations not permitted by clauses (a) through(j) above, not to exceed $5,000,000 in the aggregate at any time outstanding; and
(l)
other Contingent Obligations not otherwise prohibited under the MidCap Credit Agreements.

“Permitted Debt” means:

(a)
Indebtedness of Borrower owed to Lender under this Agreement and the other Loan Documents;

(b)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

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(c)
purchase money Indebtedness and Capital Leases (whether in the form of a loan or a lease) used solely to acquire Equipment and secured only by such Equipment and any Permitted Refinancing thereof;

(d)
Indebtedness existing on the Closing Date and described on Schedule 6.11 (but not including any refinancings, extensions, increases or amendments to such Indebtedness other than any Permitted Refinancing thereof);

(e)
Indebtedness existing or arising under any Hedging Transactions permitted under Section 6.15;

(f)
Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or its Subsidiaries, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;

(g)
Indebtedness of Borrower owing to any Subsidiary;

(h)
Indebtedness in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management or merchant services, in each case, incurred in the ordinary course of business;

(i)
to the extent also constituting Indebtedness (without duplication), Permitted Contingent Obligations;

(j)
unsecured earn-out obligations and other similar contingent purchase price obligations incurred in connection with a Permitted Acquisition (and not including any seller notes or other non-contingent Indebtedness unless otherwise constituting Permitted Debt);

(k)
Subordinated Debt;

(l)
Indebtedness in respect of netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business;

(m)
Indebtedness consisting of deferred compensation to employees of a Borrower and its Subsidiaries incurred in the ordinary course of business;

(n)
unsecured Indebtedness assumed in connection with a Permitted Acquisition after the Closing Date; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(o)
trade accounts payable arising and paid on a timely basis and in the ordinary course of business;

(p)
Indebtedness in respect of workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of Borrower or any Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

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(q)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(r)
Indebtedness arising out of judgments, attachments or awards (not fully covered or paid by insurance as to which the relevant insurance company has acknowledged coverage) in an amount not to exceed $5,000,000, in the aggregate at any time outstanding, and not otherwise resulting in an Event of Default;

(s)
other unsecured Indebtedness not to exceed $5,000,000 in the aggregate at any time at any time outstanding;

(t)
Indebtedness incurred under the Midcap Credit Agreements and the other Midcap Financing Documents and any Permitted Refinancing thereof; and

(u)
other Indebtedness not otherwise prohibited under the MidCap Credit Agreements; and

(v)
all reasonable and customary premiums (if any), interest, fees, expenses, charges on the obligations described in paragraphs (a) through (u) above.

“Permitted Distributions” means the following Distributions: (a) Distributions by Borrower to any Subsidiary; (b) Distributions payable solely in Equity Interests so long as such Distributions do not result in a Change in Control; (c) Distributions made in cash, provided that an Event of Default does not exist at the time of such Distribution; (d) Distributions of Equity Interests upon the conversion or exchange of Equity Interests (including options and warrants) or Subordinated Debt (and payments in respect of fractional shares); (e) payments in lieu of fractional shares of equity securities arising out of stock dividends, splits, combinations or conversions; (f) the issuance of its Equity Interests upon the exercise of warrants or options to purchase Equity Interests of Borrower and (g) any other Distributions not otherwise prohibited under the MidCap Credit Agreements.

“Permitted Exceptions” shall have the meaning set forth in the Deed of Trust.

“Permitted Investments” means:

(a)
Investments existing on the Closing Date;

(b)
to the extent constituting an Investment, the holding by a Person of cash and Cash Equivalents owned by such Person;

(c)
Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)
Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors (or other governing body), but the aggregate of all such loans and advances outstanding pursuant to this clause (d) may not exceed $500,000 at any time;

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(e)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(f)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided, however, that this clause (f) shall not apply to Investments of Borrower in any Subsidiary;

(g)
Investments consisting of Deposit Accounts or Securities Accounts;

(h)
Investments by Borrower in any Subsidiary;

(i)
Investments constituting Permitted Acquisitions;

(j)
Investments constituting Permitted Debt or Permitted Contingent Obligations;

(k)
Investments consisting of securities or instruments received pursuant to a disposition of assets not prohibited by this Agreement;

(l)
so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments in an amount not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate at any time outstanding; and

(m)
other Investments not otherwise prohibited under the MidCap Credit Agreements.

“Permitted Liens” means:

(a)
deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA or, with respect to any Pension Plan or Multiemployer Plan, the Code) pertaining to a Borrower’s or its Subsidiary’s employees, if any;
(b)
deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;
(c)
carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest;
(d)
Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;
(e)
attachments, appeal bonds, judgments and other similar Liens for sums not exceeding $5,000,000 in the aggregate arising in connection with court proceedings; provided that (i) the execution or other enforcement of such Liens is effectively stayed and (ii) the claims secured thereby are the subject of a Permitted Contest or, in the case, of any judgment claims, do not constitute an Event of Default pursuant to Section 7.1(m);

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(f)
Permitted Exceptions;
(g)
[reserved];
(h)
[reserved];
(i)
any Lien on any Equipment securing Debt permitted under clause (c) of the definition of Permitted Debt and Liens incurred in a Permitted Refinancing of such Debt secured by such Liens;
(j)
Liens (x) that are rights of set-off, bankers’ liens or similar non-consensual Liens relating to Deposit Accounts or Securities Accounts in favor of banks, other depositary institutions and securities intermediaries solely to secure payment of fees and similar costs and expenses and arising in the ordinary course of business or (y) of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(k)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the ordinary course of business;
(l)
Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted pursuant to clause (f) of the definition of Permitted Debt;
(m)
Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(n)
Leases or subleases of real property granted in the ordinary course of business;
(o)
Liens solely in respect of Deposit Accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (h) of the definition of Permitted Debt;
(p)
Liens solely in respect of Deposit Accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (h) of the definition of Permitted Contingent Obligations;
(q)
Liens, deposits and pledges encumbering cash, Cash Equivalents with a value not to exceed One Million Dollars ($1,000,000) in the aggregate at any time, to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business;
(r)
to the extent constituting a Lien, the granting of any license or sublicense of rights to Intellectual Property of Borrower or its Subsidiaries;
(s)
Liens of sellers of goods to Borrower or any Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

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(t)
Liens not otherwise permitted pursuant to clauses (a)-(s), which secure obligations permitted under this Agreement not exceeding $5,000,000 in the aggregate at any one time outstanding; and
(u)
except with respect to the Land, other Liens not otherwise prohibited under the MidCap Credit Agreements.

“Permitted Refinancing” means Indebtedness constituting a refinancing, extension or renewal of Indebtedness; provided that the refinanced, extended, or renewed Indebtedness (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended (plus any reasonable and customary interest, fees, premiums and costs and expenses), (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any Collateral other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, (f) is otherwise on terms no less favorable to Borrower and its Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended, and (g) no Event of Default has occurred and is continuing at the time such refinancing, extension or renewal occurs or would result therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plans” means the final renovation plans for the Improvements, including drawings, specifications, details and manuals, as approved by Lender.

“Real Property” means the Land and all appurtenances thereto (including all water rights and grazing privileges, if any), together with any improvements now existing and from time to time constructed, erected and installed thereon.

“Responsible Officer” means any of the President, Chief Executive Officer, Chief Financial Officer, Vice President of Finance and Controller, or any other officer of Borrower requested by Borrower and acceptable to Lender.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of Borrower.

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“Security Documents” means the Deed of Trust, Financing Statements, and any and all other documents, instruments, or agreements securing the Loan and/or other Obligations; provided, however, that in no event shall any Security Document grant (or require the granting of) any Lien on any Excluded Property.

“Subordinated Debt” means any Indebtedness of Borrower incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Lender, all of which documents must be in form and substance acceptable to Lender in its sole discretion.

“Subordinated Debt Documents” means any documents evidencing and/or securing Indebtedness governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Lender in its sole discretion.

“Subordination Agreement” means each agreement between Lender and another creditor of Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Indebtedness owing from Borrower and/or the Liens securing such Indebtedness granted by Borrower to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Lender in the exercise of its sole discretion.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any direct or indirect subsidiary of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Maturity Date” shall have the meaning set forth in the Note.

“Title Company” means First American Title Insurance Company, and any reinsurers or coinsurers required by Lender, which company, reinsurers, and coinsurers shall be satisfactory to Lender in its absolute and sole discretion under this Agreement.

“Trust Estate” has the meaning set forth in the Deed of Trust.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Colorado or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests in any Collateral.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001

Section 1.2 Incorporation of Recitals. The foregoing Recitals are hereby incorporated in this Agreement and expressly made a part hereof.

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Section 1.3 Certain References. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. All such Schedules and Exhibits are incorporated herein by such references and made a part hereof. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible (including trademarks, trade names, copyrights, patents and other intellectual property). References herein to any agreement, document, or instrument (including this Agreement) shall also include and refer to any amendment, modification, restatement, renewal, or extension thereof.

Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its consolidated Subsidiaries delivered to Lender on or prior to the Closing Date, except with respect to unaudited financial statements (i) for non-compliance with FAS 123R, and (ii) for the absence of footnotes and subject to year-end audit adjustments; provided that (x) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or the Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of Borrower or any Subsidiary at “fair value”, as defined therein.

ARTICLE II

The Loan

Section 2.1 Agreement to Borrow and Lend. Subject to the terms and conditions set forth herein, Lender agrees to make the Loan to Borrower on the Closing Date.

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Section 2.2 Maturity Date. The entire outstanding principal amount of the Loan, together with all accrued but unpaid interest thereon and all other outstanding Obligations, shall be due and payable in full on the Term Loan Maturity Date.

Section 2.3 Interest Rate and Payments. The Loan shall bear interest at the rate set forth in the Note. Borrower shall make payments of principal and interest on the Loan at the times and in the manner set forth in the Note.

Section 2.4 Use of Loan Proceeds. The Loan shall be used by Borrower solely for refinancing the Real Property and completion of the Improvements in accordance with the Plans.

Section 2.5 No Further Disbursements. Lender has no obligation to disburse Loan proceeds at the Closing Date or thereafter except as provided herein. In its sole discretion, Lender may make further disbursements (for example, to pay mechanics’ liens or otherwise preserve the Collateral), following written demand to Borrower and Borrower’s failure to pay within the time limits provided in such demand, and all such disbursements will be deemed advances under the Note and secured by the Security Documents.

Section 2.6 Security. The Loan, and all other present or future Obligations of Borrower to Lender, pursuant to any other Loan Documents, and all further renewals, extensions, modifications, and restatements of the foregoing, whether or not Borrower executes any extension agreement or renewal instruments (collectively, “Other Loan Documents”), shall be secured by the Security Documents and by such other documents, instruments and agreements as Lender may reasonably request in order to carry out the terms and conditions of this Agreement and the Loan Documents. Notwithstanding the foregoing or anything in this Agreement or any other Loan Document to the contrary, in no event (a) shall this Agreement, any other Loan Document, or any other document, instrument or agreement referred to in this Section 2.6, grant (or require the granting of) any Lien on any Excluded Property or (b) shall the Collateral include any Excluded Property.

ARTICLE III

Loan Disbursements

Section 3.1 Conditions Precedent to Disbursement of Loan Proceeds. Lender shall have no obligation to make disbursements of the proceeds of the Loan unless all of the following conditions precedent are satisfied (all documents to be delivered to the Lender pursuant to the terms of this Agreement shall be satisfactory in form and substance to the Lender and its counsel in their reasonable discretion):

(a)
Borrower shall have delivered to Lender all the Loan Documents, executed by Borrower.
(b)
Lender shall have received appraisals with respect to all the Real Property on an “as is” basis, in form and substance satisfactory to Lender and reflecting an appraised fair market value of the Real Property in an amount satisfactory to Lender.
(c)
Lender shall have received a commitment fee of $80,000.00 for the Loan.
(d)
Lender shall have received a commitment for a mortgagee’s title insurance policy issued by the Title Company insuring to Lender the first position of the Deed of Trust, together with such endorsements as Lender may reasonably request, and otherwise in form and substance satisfactory to Lender, subject only to such title exceptions as shall be approved by Lender.

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(e)
Lender shall have received from Borrower completed Environmental Questionnaires and a Phase I Environmental Site Assessments regarding the Real Property, satisfactory to Lender.
(f)
Lender shall have received ALTA surveys of the Land acceptable to Lender and the Title Company sufficient to obtain deletions of the title survey exceptions.
(g)
Lender shall have received and accepted copies of insurance policies covering the Real Property as required by the Deed of Trust, together with copies of additional insurance policies as Lender may reasonably request, such policies to name Lender as lien holder and loss payee.
(h)
Lender shall have received evidence satisfactory to Lender that Lender has a valid and perfected first priority (subject to Permitted Liens) security interest in the Collateral, including (i) such documents duly executed by Borrower (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of UCC search reports listing all effective financing statements that name Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral other than Permitted Liens.
(i)
Lender shall have received reimbursement of all Loan Expenses incurred by Lender through the Closing Date.
(j)
Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of Borrower, the authorization of the Loan and transactions contemplated under the Loan Documents and any other legal matters relating to Borrower, the Loan Documents, or the transactions contemplated under the Loan Documents, all in form and substance satisfactory to Lender and its counsel.
(k)
Borrower shall have complied with all of its covenants and agreements contained in this Agreement and the Loan Documents and all representations and warranties of Borrower contained in any of those documents shall in all material respects be true as of the date of disbursement as if first made on that date; and there shall exist no Event of Default or event that with notice or the passage of time or both would constitute an Event of Default under any Loan Document.
(l)
The Real Property shall not have been materially damaged by any casualty, unless Lender shall have received insurance proceeds in an amount deemed by Lender to be sufficient for complete repair of the damage.
(m)
Lender shall have received such other documents and additions to documents as Lender may reasonably require.

Section 3.2 Other Payments. At its discretion, Lender, after giving notice to Borrower, may pay from the undisbursed proceeds of the Loan any of the following:

(a) Loan Expenses; provided, however, that all Loan Expenses (after giving credit to Borrower for any amounts previously paid to Lender for application to Loan Expenses) incurred through the Closing Date (other than those agreed to be paid by Lender set forth herein) shall be paid by Borrower at the closing of the Loan;

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(b) subject to Sections 5.13(a) and 6.1, any amounts necessary to clear title to the Real Property or to pay liens and encumbrances upon the Real Property prior to the lien of the Deed of Trust;

(c) any other amounts Lender may reasonably determine are due and payable in connection with the terms and provisions hereof or of the Note or the Loan Documents, or to preserve any collateral for the Obligations; and

(d) interest and/or fees on the Loan or other Obligations, if not otherwise paid by Borrower.

Any such payments shall for all purposes be deemed to be disbursements of the principal of the Loan.

ARTICLE IV

Representations and Warranties of Borrower

Borrower promises that each representation and warranty set forth below is and will be true, accurate and correct as of the Closing Date. Further, each Loan is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Section 4.1 Organization and Qualification.

(a) Borrower is, duly organized or incorporated, as applicable, validly existing, and in good standing under the laws of the State of its organization or incorporation, and is qualified to in each jurisdiction where such qualification is legally required, and is entitled to own or lease property in the places where such property is now owned or leased and is empowered to conduct business as now conducted; and

(b) Borrower has not carried on business under any name other than that shown in this Agreement within five years prior to the date of this Agreement.

Section 4.2 Authority and Enforceability. Borrower has full power to enter into and perform its obligations under this Agreement and the Loan Documents to which it is a party and all other documents contemplated hereby or executed pursuant hereto. The execution and delivery of this Agreement and the Loan Documents and all other documents contemplated hereby or executed pursuant hereto and the performance and observance of their terms, conditions and obligations have been duly authorized by all necessary action on the part of Borrower. The Loan Documents to which it is a party constitute, and any other agreement required hereby, will constitute, when executed and delivered by Borrower to Lender, binding obligations of Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally and by principles of equity.

Section 4.3 No Conflict. The execution and delivery of the Loan Documents to which Borrower is party and consummation of all the transactions contemplated hereby and thereby, do not and will not conflict with, or be in contravention of, as applicable, Borrower’s governing documents, any law, order, rule or regulation applicable to Borrower, or any agreement or instrument to which Borrower is a party or by which the Real Property is bound or affected, and will not result in the creation of any lien, charge or encumbrance of any nature upon the Real Property other than liens permitted under Section 6.1.

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Section 4.4 Financial Condition.

(a) Any Financial Statements of Borrower delivered to Lender are accurate and complete in all material respects, have been prepared, if for Borrower, in accordance with GAAP, and fairly represent the financial condition of the subjects thereof as of the respective dates of such Financial Statements. Borrower knows of no material contingent liabilities affecting Borrower that are not disclosed in any such Financial Statements. Since the date of the most recent Financial Statements (if any), there has been no material adverse change in Borrower’s financial condition, assets, liabilities, or business nor has any other event or condition of any character occurred or arisen that could reasonably be expected to have a Material Adverse Effect. No additional material obligations have been entered into by Borrower since the date of its most recent Financial Statements (if any) other than as disclosed to Lender in writing.

(b) No bankruptcy or insolvency proceedings are pending or contemplated by Borrower or, to Borrower’s knowledge, against Borrower.

Section 4.5 Litigation. Except as disclosed on Borrower’s 10-K filed with the SEC, there is no action, suit, or legal proceeding pending or, to the best or Borrower’s knowledge threatened (or, to the best of Borrower’s knowledge, any basis therefor) against Borrower or affecting the properties or assets of Borrower in any court or before any arbitrator of any kind or before or by any governmental body which would have a material adverse effect on Borrower’s ability to perform its obligations under any Loan Document to which it is a party. Borrower is not in default with respect to any order of any court, arbitrator, or governmental body, and Borrower is not subject to or a party to any order of any court or governmental body arising out of any action, suit, or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. For the purposes of this Section, the term “governmental body” includes any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term “order” includes any order, writ, injunction, decree, judgment, award, determination, direction, or demand.

Section 4.6 Taxes. Borrower has filed all federal, state, and local tax returns that are required to be filed and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes and assessments have become due. All federal and state income taxes and all other taxes and assessments of any nature with respect to which Borrower is obligated have been paid when due.

Section 4.7 Title. Title to all Collateral described in the Security Documents is (or will be, with respect to Collateral hereafter acquired) vested solely in Borrower, free and clear of all Liens, except for Liens permitted under Section 6.1. Except as disclosed by the commitment for a mortgagee’s title insurance policy to be issued by the Title Company to Lender, Borrower has not made any contract or arrangement of any kind the performance of which by another party could give rise to a Lien on the Real Property.

Section 4.8 No Other Financing. Borrower has not received any other financing for any purpose secured by the Real Property or any other collateral securing the Obligations, other than Permitted Debt.

Section 4.9 No Default. There is no default on the part of Borrower under this Agreement or any document executed by Borrower in connection herewith and no event has occurred that with notice or the passage of time or both would constitute a default hereunder or under any such document.

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Section 4.10 Compliance with Laws; Environmental Audit.

(a) To Borrower’s knowledge, the Real Property and any and all operations conducted thereon comply with all applicable federal, state, and local laws, including without limitation any and all applicable building, zoning, subdivision, environmental, and other laws, ordinances, and regulations affecting the Real Property or any operation thereon.

(b) Borrower has investigated the current and prior uses of the Real Property, have inspected the Real Property and have determined that, except as disclosed in any environmental reports delivered to Lender, the Real Property is not contaminated by any hazardous substance or environmental pollutants in violation of any federal, state or local environmental statutes or ordinances, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and the Resource, Conservation and Recovery Act, all as amended from time to time.

(c) Borrower has not caused any hazardous materials, hazardous wastes, hazardous substances, toxic chemicals, pollutants, or other contaminants to be located on, in, or adjacent to the Real Property, or in the soils or ground water of the Real Property, nor does Borrower have knowledge of any such hazardous materials, hazardous wastes, hazardous substances, toxic chemicals, pollutants, or other contaminants located on, in, or adjacent to the Real Property, or in the soils or ground water of the Real Property.

Section 4.11 No Brokers. Borrower has dealt with no broker, finder or other party entitled to any commission, fee, or other compensation in connection with the Loan. Borrower agrees to defend, indemnify and hold Lender and its officers, directors, employees, and agents harmless from any and all manner of cost, liability, expense, and damage whatsoever, including, but not limited to reasonable attorneys’ fees, arising from any breach of this Section.

Section 4.12 Information Correct. All information furnished in any document required to be furnished by Borrower under or in connection with this Agreement or the other Loan Documents is accurate and complete in all material respects.

Section 4.13 Knowledge of Encumbrances. Borrower has no knowledge of easements, or encumbrances relating to the Real Property that are not of record.

Section 4.14 Investment Company Status. Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.15 Subsidiaries. Borrower has no subsidiaries other than those identified on Schedule 4.15.

Section 4.16 Disclosure. Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

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Section 4.17 Federal Reserve Regulations. No part of the proceeds of the Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System of the U.S., including Regulations T, U and X.

Section 4.18 Anti-Corruption Laws and Sanctions TC “SECTION 3.21. Anti-Corruption Laws and Sanctions “ \f C \l “2” . Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary, any of their respective directors or officers or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Loan, use of proceeds, or any transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE V

Affirmative Covenants of Borrower

Until payment or performance in full of all the Obligations (other than contingent indemnification or expense reimbursement obligations that have not yet been asserted), Borrower shall:

Section 5.1 Pay Note. Duly and punctually pay or cause to be paid in lawful money of the United States, the principal and interest on the Note on the dates, at the place and in the manner set forth therein, and perform and observe all other Obligations.

Section 5.2 Compliance with Laws. Comply promptly with all laws, rules, regulations, resolutions, ordinances, and codes (including without limitation all environmental laws and regulations) applicable to Borrower, the conduct and operation of its business, the Real Property, and Borrower’s ownership and development thereof, and keep in effect all permits or approvals obtained in connection therewith.

Section 5.3 Permits, Licenses and Approvals. Obtain properly, comply with, and keep in effect all permits, licenses, and approvals required from governmental bodies in order to operate the Property as contemplated by Borrower.

Section 5.4 Purchase of Materials. Not to purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Real Property under any security agreement in which the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the Real Property, unless Lender in each instance has authorized Borrower to do so in writing.

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Section 5.5 Insurance, Etc. Maintain and keep in force the policies of insurance and bonds required by the Deed of Trust, with Lender named as loss payee, mortgagee, and additional insured, as its interest may appear, in amounts, form and content and through an insurer or insurers, all reasonably satisfactory to Lender. All policies of insurance required hereunder must be issued by companies approved by Lender having an A.M. Best’s rating reasonably acceptable to Lender, with limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions reasonably acceptable to Lender. In addition, each required property insurance policy must contain a Lender’s Loss Payable Form (Form 438 BFU or equivalent) in favor of Lender and provide that all proceeds be payable to Lender to the extent of its interest. Such insurance shall include, at a minimum, fire and extended coverage for full insurable value (based on replacement value) and include a standard mortgagee’s clause with stipulation that coverage will not be cancelled or diminished without a minimum of 30 days prior written notice to Lender, and without disclaimer of the insurer’s liability for failure to give such notice. When any required insurance policy expires, Borrower must furnish Lender with proof acceptable to Lender that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the expired policy.

Section 5.6 Accounts and Records. Keep and maintain full and accurate accounts and records of operations in accordance with accounting principles applicable to businesses of the type in which Borrower is engaged and consistent with principles heretofore applied by Borrower in preparation of the Financial Statements supplied to Lender and permit Lender by its duly authorized agents to inspect and copy such accounts and records at any time and date designated by Lender as long as Borrower receives at least ten (10) days’ written notice of such designation.

Section 5.7 Reporting Requirements. Borrower will furnish or cause to be furnished to Lender:

(a) within 120 days after the end of each fiscal year of Borrower, its audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on such consolidated financial statements from an independent certified public accounting firm (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from (i) an upcoming maturity date of indebtedness occurring within one year from the time such opinion is delivered or (ii) anticipated financial covenant non-compliance);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, its consolidated financial statements as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, prepared under GAAP in all material respects (subject to normal year-end adjustments and the absence of footnotes), consistently applied, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year;

(c) concurrently with any delivery of Financial Statements under clause (a) or (b) above, a Compliance Certificate (i) certifying, in the case of the Financial Statements delivered under clause (b) above, as presenting fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.21;

(d) omitted;

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(e) within ten (10) Business Days of delivery or filing thereof, copies of all statements, reports and notices made available to Borrower’s security holders and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of Borrower are traded and/or the Securities and Exchange Commission; and

(f) such other readily available information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of Borrower, or compliance with the terms of this Agreement, as Lender may reasonably and customarily request.

Documents required to be delivered pursuant to this Section 5.7 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on its website; provided that Borrower shall promptly notify (which notice may be by facsimile or electronic mail) Lender of the posting of any such documents at its website address and provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) in respect of the items required to be delivered pursuant to Section 5.7(e) above in respect of information filed by Borrower with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.7(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.7 may instead be satisfied with respect to any financial statements of Borrower by filing Borrower’s Form 10-K or 10-Q, as applicable, with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to Lender.

Section 5.8 Borrower’s Existence. (a) Maintain and preserve the existence of Borrower as a corporation in the State of Delaware and (b) maintain its right to transact business in Colorado and in all other states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states unless, solely in the case of this clause (b), a failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.9 Notifications. Promptly notify Lender in writing upon (a) becoming aware of any Event of Default or any event that would become an Event of Default upon notice or the passage of time or both, (b) any Material Adverse Effect, and (c) the pendency or threat (in writing) of any material litigation or arbitration and of any tax deficiency or other proceeding before any governmental body or official affecting Borrower or the Real Property, in each case under this clause (c), which if adversely determined, would reasonably be expected to have a Material Adverse Effect or which in any manner calls into question the validity or enforceability of any Financing Document.

Section 5.10 Bonds. Notify Lender within ten (10) days following receipt of any written notice of lien relating to the Real Property (other than a Permitted Lien). Within ten (10) days written request from Lender for the posting of a bond with respect to any lien (other than a Permitted Lien), Borrower shall furnish a corporate surety bond or affirmative title insurance protection, in form and with companies reasonably satisfactory to Lender.

Section 5.11 Protection of Real Property. Protect and insure the Real Property, or cause such protection and insurance, including all fixtures and all personal property stored on the Real Property for installation on the Real Property, from removal, destruction and damage.

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Section 5.12 Indemnities. Provide, or cause to be provided, Lender and Title Company with such indemnities of Borrower as Lender or such Title Company may reasonably request, including without limitation any indemnification that Title Company may require to provide a title insurance policy to Lender.

Section 5.13 Payment of Taxes and Other Obligations.

(a) Duly and punctually pay and discharge all taxes, assessments, and other charges against Borrower or the Real Property prior to the date when they shall become delinquent, and all charges for labor, materials, and supplies owed by Borrower that if unpaid might become a lien against any part of the Real Property, except that Borrower may contest any taxes, assessments, or charges in good faith by appropriate proceedings, and Borrower shall pay, or cause to be paid, the taxes, assessments or charges notwithstanding such contest, if, in the opinion of Lender, the Real Property is in jeopardy or in danger of being forfeited, sold at judicial sale or sheriff’s sale, or foreclosed.

(b) Duly and punctually pay principal and interest on all of Borrower’s debt obligations and the amounts due on all lease and other obligations of Borrower.

Section 5.14 Payment of Expenses. Pay within ten (10) days following written demand therefore all Loan Expenses.

Section 5.15 Credit Investigation. Permit Lender to make a credit investigation of Borrower in such sufficient detail as Lender may reasonably require. Such credit information may be updated periodically by Lender to assure maintenance of good credit standing during the term of the Loan or any extension thereof.

Section 5.16 Cooperation. Promptly execute any and all documents and take any and all actions reasonably required by Lender in connection with any action taken or proposed to be taken by Lender under the provisions of Section 7.2.

Section 5.17 Use of Proceeds. Use the proceeds of the Loan only to refinance the Real Property and to make improvements to the Real Property.

Section 5.18 Further Assurances. From time to time record, register, and file all such notices, statements and other documents and take such other steps, including without limitation, effecting the amendment of any Security Document, as may be necessary as Lender may from time to time reasonably request to render fully valid and enforceable under all applicable laws the rights, liens and priorities of Lender with respect to all security in the Collateral from time to time furnished under this Agreement or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to Lender, and pay all fees and expenses incident to compliance with this Section.

Section 5.19 Indemnity. Borrower shall indemnify, defend with counsel acceptable to Lender, and hold Lender harmless from and against all liabilities, claims, actions, damages, costs, and expenses (including reasonable legal fees and expenses of Lender’s separate counsel) arising out of or resulting from the ownership, operation, or use of the Real Property, regardless of the basis for such claims, other than (a) matters caused by the gross negligence or willful misconduct of Lender, or (b) matters resulting from action which occur after receipt of a deed of foreclosure, deed-in-lieu of foreclosure or date Lender takes possession of the Real Property as long as such matters do not relate back to actions or events which occurred during or prior to Borrower’s ownership, operation or use of the Real Property.

Section 5.20 Borrower’s Accounts. Borrower shall maintain its primary deposit accounts with Lender.

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Section 5.21 Financial Covenant. Borrower will maintain, from and after the Closing Date, to be tested as of the last day of each fiscal quarter of Borrower (commencing with the fiscal quarter ending June 30, 2022), a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, which shall be calculated on a trailing four quarter basis.

Section 5.22 Beneficial Ownership. During any period in which Borrower is not a Person whose stock is publicly traded on the New York Stock Exchange or Nasdaq, to the extent that Borrower constitutes a “legal entity customer” under (and as defined in) the Beneficial Ownership Regulation, Borrower agrees to promptly notify Lender (a) of any change in direct or indirect ownership interests in the Borrower as reported in the Beneficial Ownership Certification or other similar certification provided to Lender prior to or in connection with the execution of this Agreement (the “Certification”), or (b) if the individual with significant managerial responsibility identified in the Certification ceases to have that responsibility or if the information reported about that individual changes. Borrower hereby agrees to provide such information and documentation as Lender may request during the term of the Loan to confirm or update the continued accuracy of the any information provided in connection with the foregoing.

ARTICLE VI

Negative Covenants of Borrower

Until payment and performance in full of all of the Obligations (other than contingent indemnification or expense reimbursement obligations that have not yet been asserted), Borrower shall not, without the prior written consent of Lender:

Section 6.1 Liens. Create, assume, incur or suffer to exist any mortgage, pledge, security interest, lien, or other encumbrance upon any Collateral other than Permitted Liens.

Section 6.2 Value of Property. Do or suffer to be done any act whereby the value of any part of the Real Property could reasonably be expected to be reduced below the appraised value of the Real Property as of the date hereof.

Section 6.3 Assignment. Assign or attempt to assign any of its rights or delegate any of its duties hereunder or under the Loan Documents, except as otherwise permitted hereunder.

Section 6.4 Omitted.

Section 6.5 Change in Business. (a) Make or permit any material adverse change in Borrower’s financial condition, assets, or liabilities (except as would not be reasonably expected to result in a Material Adverse Effect), (b) change materially the nature or kind of business conducted by Borrower (provided that, notwithstanding the foregoing, Borrower shall be permitted to engage in any line of business engaged in by Borrower or its Subsidiaries on the Closing Date or that are reasonably related, complementary or incidental thereto or are extensions thereof), or (c) change Borrower’s fiscal year.

Section 6.6 Consolidations, Mergers, and Sales of Assets.

(a) Consolidate or merge or amalgamate with or into any Person unless Borrower is the surviving entity of such consolidation, merger or amalgamation; or

(b) Make or consummate any Asset Disposition other than Permitted Asset Dispositions.

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Section 6.7 Distributions. Make any Distributions other than Permitted Distributions.

Section 6.8 Investments. Directly or indirectly (a) acquire, make, own, hold or otherwise consummate any Investment other than Permitted Investments; or (b) purchase or carry Margin Stock.

Section 6.9 Continuity of Ownership. Cause or permit, either directly or indirectly, any Change in Control of Borrower or a change in ownership of the Real Property.

Section 6.10 Environmental Hazards. Permit the Real Property to be used or operated in any manner such that the Real Property may or does become contaminated by any hazardous substance or environmental pollutant in violation of any federal, state or local environmental statute or ordinances, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and the Resource, Conservation and Recovery Act, all as amended from time to time.

Section 6.11 Other Indebtedness. Incur any Indebtedness other than Permitted Debt.

Section 6.12 Loans. Make any loans or advances to any Person, except Permitted Investments.

Section 6.13 Restrictive Agreement. Enter into or assume any agreement (other than the Loan Documents, the Midcap Financing Documents and any Permitted Refinancing thereof) that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of the Collateral, in each case, other than (1) Permitted Liens, (2) restrictions or conditions imposed by any agreement relating to purchase money indebtedness, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (3) customary anti-assignment provisions contained in leases, licenses, contracts and other agreements to the extent not otherwise prohibited under the terms of this Agreement, and (4) restrictions existing on the Closing Date; provided that the foregoing shall not apply to restrictions and conditions imposed by any applicable law, or mortgages on real property other than the Land.

Section 6.14 Prohibited Activities. Use, occupy, or permit the use or occupancy of the Real Property by Borrower or any lessee, tenant, licensee, permitee, agent, or any other person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the medicinal use or distribution of marijuana (collectively, “Prohibited Activities”). Any new lease, license, sublease or other agreement for use, occupancy or possession of the Real Property (collectively a “lease”) with any third person (“lessee”), or any amendments made to existing leases, shall expressly prohibit the lessee from engaging or permitting others to engage in any Prohibited Activities. Borrower shall, promptly following written demand, provide Lender with a written statement setting forth its compliance with this section and stating whether any Prohibited Activities are or may be occurring in, on or around the Real Property. If Borrower becomes aware that any lessee is likely engaged in any Prohibited Activities, Borrower shall, in compliance with applicable law, terminate, or cause to be terminated, the applicable lease and take all actions permitted by law to discontinue such activities. Borrower shall keep Lender fully advised of its actions and plans to comply with this section and to prevent Prohibited Activities. This paragraph is a material consideration and inducement upon which Lender relies in extending credit and other financial accommodations to Borrower. Failure by Borrower to comply with this section shall constitute a material non-curable Event of Default. Notwithstanding anything in this agreement or the other Loan Documents regarding rights to cure Events of Default, Lender is entitled upon breach of this paragraph to immediately

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exercise any and all remedies under the Loan Documents, and by law. In addition and not by way of limitation, Borrower shall indemnify, defend and hold Lender harmless from and against any loss, claim, damage, liability, fine, penalty, cost or expense (including reasonable attorneys’ fees and expenses) arising from, out of or related to any Prohibited Activities at or on the Real Property, Prohibited Activities by Borrower or any lessee of the Real Property, or Borrower’s breach, violation, or failure to enforce or comply with any of the covenants set forth in this section. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third person, including any governmental action for seizure or forfeiture of the Real Property (with or without compensation to Lender, and whether or not the Real Property is taken free of or subject any lien or security interest of Lender).

Section 6.15 Hedging Transaction Documents TC “SECTION 6.07. Swap Agreements” \f C \l “2” . Enter into any Hedging Transactions, except (a) the Hedging Transaction Documents, (b) Hedging Transactions entered into to hedge or mitigate risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by Borrower or any Subsidiary and not for purposes of speculation, and (c) Hedging Transactions entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower or any Subsidiary.

ARTICLE VII

Events of Default and Remedies

Section 7.1 Events of Default. The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an “Event of Default” under this Agreement:

(a) Any failure by Borrower to pay when due any principal, interest, premium or fee under any Loan Document or any other amount payable under any Loan Document and, with respect to any such payment other than principal or interest, such failure shall continue for three (3) Business Days after the date such amount was due.

(b) Any failure or neglect by Borrower to perform or observe any of the covenants, conditions or provisions in Sections 5.7, 5.9, 5.19, 5.21 or Article VI hereof.

(c) Any failure or neglect by Borrower to perform or observe any other covenants, conditions or provisions of this Agreement (other than those set forth in subsections (a) or (b) of this Section 7.1) and such failure or neglect is not waived by Lender and either cannot be remedied or, if it can be remedied, it continues unremedied for a period of within thirty (30) days after the earlier of (i) receipt by Borrower of notice from Lender of such default, or (ii) actual knowledge of any Responsible Officer of the Borrower of such default; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time (not to exceed the end of the twenty (20) day additional period), then Borrower shall have an additional period (which period shall not in any case exceed twenty (20) days) to attempt to cure such default, and within such additional twenty (20) day period the failure of Borrower to cure the default shall not be deemed an Event of Default.

(d) Any written representation, warranty, certification or statement made by Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made).

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(e) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or any analogous procedure or step is taken in any other jurisdiction) now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize the foregoing.

(f) an involuntary case or other proceeding shall be commenced Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against Borrower under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of Borrower.

(g) [Reserved].

(h) [Reserved].

(i) [Reserved].

(j) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any Collateral or security for the Loan that is not dismissed within thirty (30) days after its institution.

(k) The occurrence of any event of default under any other Loan Document (including, for the avoidance of doubt, any Hedging Transaction Documents) and the expiration of any applicable notice and cure period provided in such Loan Document therefore (if any).

(l) (i) Failure of Borrower to pay when due or within any applicable grace period any principal, interest or other amount on Indebtedness (other than under any Loan Document), or the occurrence of any breach, default, condition or event with respect to any Indebtedness (other than the under any Loan Document), after the expiry of any applicable grace period, in each case, if the effect of such failure or occurrence is to cause (or to permit the holder or holders of any such Indebtedness to cause) any such Indebtedness having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $2,500,000 to become or be declared due prior to its stated maturity, or (ii) without limiting the foregoing, the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring (or that would allow the holders thereof to require) the prepayment or mandatory redemption of any Subordinated Debt.

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(m) Except to the extent arising out of, resulting from or relating to any action, suit, litigation or legal proceeding disclosed on Borrower’s 10-K filed with the SEC prior to the Closing Date, there is entered against Borrower or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not fully covered or paid by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, or (ii) one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case (i) or (ii), (A) enforcement proceedings are commenced by any creditor or any such Governmental Authority, as applicable, upon such judgment, order, penalty or fine, as applicable, or (B) such judgment, order, penalty or fine, as applicable, shall not have been vacated, discharged, stayed or bonded, as applicable, pending appeal within 30 days from the entry or issuance thereof.

(n) The occurrence of any Material Adverse Effect if, at any time such a Material Adverse Effect occurs or exists, (i) the outstanding principal amount of the Loan exceeds $7,500,000, and (ii) Borrower has less than $10,000,000 of Borrower Unrestricted Cash.

(o) Any of the Loan Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or Borrower shall so assert, in each case, unless such Loan Document terminates pursuant to the terms and conditions thereof without any breach or default thereunder by Borrower.

(p) So long as Borrower is an entity whose equity is registered with the Securities and Exchange Commission and/or is publicly traded on and/or registered with a public securities exchange, Borrower’s equity fails to remain registered with the Securities and Exchange Commission in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange.

(q) The institution by any Governmental Authority of criminal proceedings against Borrower.

(r) The occurrence of a Change in Control.

Section 7.2 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default that has continued beyond any applicable cure periods, Lender shall be under no further obligation to make payments or disbursements hereunder or take any other action with respect to this Agreement. The Obligations, with all accrued interest and other amounts payable hereunder, shall, at the option of Lender, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower. Lender may proceed with every remedy available at law or in equity or provided for herein or in any Loan Document, and all expenses incurred by Lender in connection with any remedy shall be deemed indebtedness of Borrower to Lender and a part of the Obligations. Lender may apply the proceeds from any Collateral or from any other source against any of the Obligations as and in any order it sees fit.

(b) Without limiting the foregoing, upon the occurrence of an Event of Default hereunder that has continued beyond any applicable cure periods, Lender shall have the right to take possession of the Real Property and perform any and all work it deems advisable or necessary to protect Lender’s interests therein and to operate the Real Property.

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(c) No delay or failure of Lender in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by Lender and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Lender may have. The enforcement of any rights of Lender as to any security for any Obligations shall not affect the rights of Lender to enforce payment of such Obligations and to recover judgment for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that Lender shall otherwise have.

(d) In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Borrower given to Lender by law, Lender shall have a lien and a right of setoff against, and Borrower hereby grants to Lender a security interest in, all monies, securities and other property of Borrower constituting Collateral, now and hereafter in the possession of or on deposit with Lender, whether held in the Borrower’s operating accounts with Lender or in any other general or special account or deposit, or for safekeeping or otherwise; every such lien and right of setoff may be exercised without notice or demand upon Borrower’s default in the payment of the Obligations, or upon the occurrence of any Event of Default under this Agreement or any other document or instrument executed and delivered in connection with the Loan that has, in each case, continued beyond any applicable cure periods. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing.

(e) Lender may report information about Borrower’s account to credit bureaus. Late payments, missed payments, or other defaults on Borrower’s account may be reflected in Borrower’s credit report.

ARTICLE VIII

Rights and Duties of Lender

Section 8.1 No Responsibility for Development, Etc. Lender assumes no responsibility for development of the Real Property, and nothing herein shall be construed as establishing a relationship between Lender and any other party except lender-borrower relationship between Lender and Borrower. Lender shall owe no duty to any person by reason of this Agreement to operate the Real Property or construct any improvements thereon or to exercise any of its rights hereunder. Notwithstanding any approval or review of any development or construction plans and specifications by Lender, Lender is not, and shall not be construed to be, liable to any party for any damage that may result from defects in the design or construction of any improvements constructed on the Real Property. Borrower hereby agrees to indemnify, defend with legal counsel acceptable to Lender, and save Lender harmless from any and all such liability, claims for such liability and costs and expenses relating thereto, including, without limitation, reasonable attorney’s fees and disbursements that Lender may incur in defending itself against such claims.

Section 8.2 Right to Assign. Lender may assign, negotiate, pledge, or otherwise hypothecate its right, title, and interest (or any part thereof) in this Agreement, the Note, and the Loan Documents or any of its rights and security hereunder or thereunder, and may assign and delegate any or all of its primary supervisory and disbursing functions. In case of such assignment, Borrower will accord full recognition thereto and hereby agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by the assignee thereof. Borrower specifically consents to a sale of participation interests in the Loan by Lender to any financial institutions of Lender’s choosing.

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ARTICLE IX

Miscellaneous

Section 9.1 Amendments. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Borrower and Lender, and designated as an amendment, supplement or waiver.

Section 9.2 Counting of Days. Whenever this Agreement specifies a certain number of days, the days shall be counted using calendar days unless the applicable provision specifically calls for business days. In computing any period of time described herein, the day of the act or event as to which the designated period of time begins to run is not to be included, and the last day of the period so computed is to be included. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. in the Denver, Colorado, metropolitan area. If any period of time set forth in this Agreement expires on a holiday or other nonbusiness day, then such expiration date shall be the next business day. If the date for performance of any action hereunder falls on a holiday or other nonbusiness day, then such date shall be extended to the next business day. As used herein, “a holiday or other nonbusiness day” shall mean Saturday and Sunday of each week and banking holidays observed in the Denver, Colorado, metropolitan area. All other days of the week shall constitute business days.

Section 9.3 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:

(i) if to Borrower at:

Paragon 28, Inc.
14445 Grasslands Drive
Englewood, CO 80112
Attention: Steve Deitsch

(ii) if to Lender at:

Zions Bancorporation, N.A. dba Vectra Bank Colorado
2000 S. Colorado Blvd., Suite 2-1200

Denver, CO 80222

Attention: Justin Carter, Senior Vice President

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through electronic communication to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

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(b) Notices and other communications to Lender hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender. Each of Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 9.5 Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

Section 9.6 Entire Agreement; Integration. This Agreement, the Loan Documents, and the other documents and instruments reference herein constitute and incorporate the entire agreement between Lender and Borrower concerning the subject matter of this Agreement, and supersede any prior agreements between Lender and Borrower concerning the subject matter thereof.

Section 9.7 Conflict. If any term of any Loan Document or any other document entered into pursuant to this Agreement shall conflict with this Agreement, this Agreement shall govern to the extent of the conflict.

Section 9.8 Separability. If any provision in this Agreement or any Loan Document shall be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provisions be in any way affected or impaired in any other jurisdiction.

Section 9.9 Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Special Damages. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Colorado.

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(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the State and Federal courts in Denver County, Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT THE BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER IN ANY LEGAL ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 9.10 WAIVER OF JURY TRIAL; CLASS ACTION WAIVER; ARBITRATION ALTERNATIVE. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(c) If a claim, dispute, or controversy arises between the parties with respect to this Agreement, related agreements, or any other agreement or business relationship between the parties whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, either party may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party

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would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations of one party to the other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any of the employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, Lender and Borrower each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply. Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. sec. 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

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(d) Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

Section 9.11. Patriot Act. Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act.

Section 9.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.13 Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement and the Loan Documents.

Section 9.14 Correction of Loan Documents; Document Imaging. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties. Lender shall be entitled, in its sole discretion, to image all or any selection of the Loan Documents (except for the Note), and items and records governing, arising from or relating to any of Borrower’s loans, and may destroy or archive the paper originals (except for the Note). Borrower waives any right to insist Lender produce paper originals, agree that such images shall be accorded the same force and effect as the paper originals, and further agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or proceedings.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has executed this Agreement to be effective as of the date first above stated.

Borrower:

PARAGON 28, INC.,
a Delaware corporation

By:	/s/ Jonathan Friedman
Name:	Jonathan Friedman
Title:	General Counsel and Secretary

Lender:

ZIONS BANCORPORATION, N.A. dba VECTRA BANK COLORADO

By:	/s/ Justin Carter
Name:	Justin Carter
Title:	Senior Vice President

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SCHEDULES

Schedule 4.15

Subsidiaries

Schedule 6.11

Indebtedness

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EXHIBIT A

LAND

The Land referred to herein below is situated in the County of Douglas, State of Colorado, and is described as follows:

Lot 5a,

Compark Filing No. 2, 1st Amendment,

County of Douglas,

State of Colorado.

For informational purposes only: APN: 2233-060-01-023

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EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[Attached]

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COMPLIANCE CERTIFICATE

To: Zions Bancorporation, N.A. dba Vectra Bank Colorado

This Compliance Certificate (“Certificate”), for the [fiscal quarter][fiscal year] ended __________, 20__, is furnished pursuant to that certain Business Loan Agreement, dated as of March [ ], 2022 (as amended, restated, modified, renewed or extended from time to time, the “Agreement”) by and between Paragon 28, Inc., a Delaware corporation (“Borrower”) and Zions Bancorporation, N.A. dba Vectra Bank Colorado, as Lender. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the [President][Chief Executive Officer][Chief Financial Officer] of Borrower and I am authorized to deliver this Certificate on behalf of Borrower;

[2. The financial statements of Borrower delivered to Lender in connection with this Certificate for the most recently ended fiscal quarter in accordance with Section 5.1(b) of the Agreement present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;]29

3. Schedule I attached hereto sets forth financial calculations evidencing Borrower’s compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 5.21 of the Agreement as of the last day of the Defined Period (as defined on Schedule I), all of which financial calculations are true, complete and correct; and

4. I have no knowledge of the existence as of the date hereof, of any Event of Default, except as set forth in Schedule II hereto, which includes a description of any such Event of Default and what action Borrower has taken or proposes to take with respect thereto.

The foregoing certifications, together with the financial calculations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of __________, 20__.

PARAGON 28, INC.

By:
Name:
Title:

______________________

[29] NOTE: Only include this Item 2 for Compliance Certificates delivered in connection with the quarterly financial statements for the first three (3) fiscal quarters of each fiscal year.

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Schedule I to Compliance Certificate for Paragon 28, Inc.

Financial Covenants

Compliance for the four fiscal quarter period ending _________________, 20___ (the "Defined Period") with

Certain covenants contained in Section 5.21 of the Agreement and

Supporting calculations attached hereto

FIXED CHARGE COVERAGE RATIO

A. Consolidated EBITDA
Consolidated EBITDA for the applicable Defined Period is defined as follows:

Net income (or loss) for the Defined Period of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (to the extent included in the determination of net income and without duplication): the sum of (i) the income (or minus the loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any other Subsidiary, plus (ii) notwithstanding consolidation under GAAP, the income (or loss) of any Person in which Borrower has an ownership interest unless received by Borrower in a cash distribution (“Consolidated Net Income”)

Plus (in each case below to the extent deducted in the determination of Consolidated Net Income for the Defined Period and without duplication):

Any provision for (minus any benefit from) Taxes based on federal, state, local and foreign income and franchise, property, foreign withholding, and unreimbursed value added Taxes and similar Taxes, interest and penalties included under GAAP in the determination of income Tax expenses

Consolidated Interest Expense[2] (net of interest income)
Depreciation of fixed assets and amortization of intangible assets determined in accordance with GAAP

____________________________________

[2] “Consolidated Interest Expense” means for any Defined Period, the sum of total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest), premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Indebtedness of Borrower and its Subsidiaries (including, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptances, but excluding net payments (less net credits) under swap contracts to the extent such net payments are allocable to such Defined Period in accordance with GAAP, in each case whether or not paid in cash during such Defined Period.

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Other non-cash expenses, charges or losses included (minus non-cash income added) in the determination of Consolidated Net Income, including any write-offs or write-downs of Accounts reducing Consolidated Net Income for such period (in each case, of or by Borrower and its Subsidiaries) (provided the aggregate amount of such write-offs or write- downs with respect to such Accounts shall not exceed $500,000 for any Defined Period), and excluding amortization of a prepaid cash item that was paid in a prior period

Extraordinary, unusual or non-recurring losses included in the determination of Consolidated Net Income during the Defined Period in accordance with GAAP and unusual or non-recurring charges and other expenses, including severance costs and expenses and net of related Tax effects; provided that, such extraordinary, unusual or non-recurring losses, charges and other expenses shall not exceed $500,000 in the Defined Period

Expenses and fees included in the determination of Consolidated Net Income and paid or incurred by Borrower and its Subsidiaries during the Defined Period to consummate the transactions contemplated by the Loan Documents and the MidCap Financing Documents, but solely to the extent (i) in the case of the Loan Documents, disclosed to Lender prior to the date of payment, (ii) in the case of the MidCap Financing Documents, the aggregate amount of which being paid or incurred on or prior to May 6, 2021 shall not exceed $3,500,000, (iii) in the case of the MidCap Financing Documents, the aggregate amount of which being paid or incurred after May 6, 2021 shall not exceed $300,000 and (iv) such expenses and fees shall in any event be paid within ninety (90) days after (i) the Closing Date (in the case of the Loan Documents) and (ii) May 6, 2021 (in the case of the MidCap Financing Documents)

(i) Extraordinary, unusual and non-recurring costs, expenses and fees included in the determination of Consolidated Net Income and paid or incurred by Borrower or any of its Subsidiaries during the Defined Period in connection with any financing, acquisition, any public offering of Equity Interests or SAP implementation, (ii) costs, expenses and fees included in the determination of Consolidated Net Income and paid or incurred by Borrower or any of its Subsidiaries during such Defined Period in connection with litigation, and (iii) without duplication of clause (i), costs, expenses, fees and charges in connection with restructurings, facility openings and shut downs, severance, and integration costs in connection with acquisitions, in all cases, paid or incurred by Borrower or any of its Subsidiaries during such Defined Period; provided, that, (x) any such costs, expenses and fees added back to Consolidated Net Income pursuant to this paragraph shall not exceed $10,000,000 in the aggregate in the Defined Period and (y) without limitation of clause (x) of this proviso, any such costs, expenses and fees added back to Consolidated Net Income pursuant to clause (iii) of this paragraph shall not exceed $5,000,000 in the aggregate in the Defined Period

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Minus (in each case below to the extent included in the determination of Consolidated Net Income for the Defined Period and without duplication)

any non-cash additions to net income for the Defined Period

any amount (expressed as a positive number) of loan forgiveness of any loans incurred under the Paycheck Protection Program under the Cares Act included as a gain or income in the determination of Consolidated Net Income and recognized by Borrower during the Defined Period any extraordinary, unusual or non-recurring gains, all calculated for the Borrowers on a consolidated basis in accordance with GAAP
Consolidated EBITDA for the Defined Period	A. $
Minus: Distributions made in cash (other than Distributions between Borrower and any Subsidiary)	B. $
Total: A minus B
C. $

Divided By:

Debt Service: sum of all scheduled interest and principal payments paid in cash for the Defined Period (including that portion attributable to Capital Leases in accordance with GAAP), on account of long-term Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding (a) revolving loans incurred under the MidCap Revolving Credit Agreement and (b) net payments (less net credits) under Hedging Transactions to the extent such net payments are allocable to such Defined Period in accordance with GAAP, whether or not paid in cash during such Defined Period), and calculated net of interest income of Borrower and its Subsidiaries received in cash

D. $
Fixed Charge Coverage Ratio (C divided by D)
_____: 1.00

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